Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

IRIS INTERNATIONAL, INC.

(hereinafter called the “Corporation”)

(as of November 28, 2011)

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2 Annual Meeting. An annual meeting of stockholders shall be held at such date, time and place as may be designated by resolution of the Board of Directors from time to time. At each annual meeting, directors shall be elected, and any other proper business may be transacted.

Section 2.3 Special Meeting. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office, and shall be held at such place, on such date and at such time as the resolution of the Board of Directors shall fix. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.

Section 2.4 Notice of Stockholders’ Meetings. Written notice of the place, date and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation.

Section 2.5 Quorum; Adjournment. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock issued and outstanding and entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or the Certificate of Incorporation. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the stockholders required to constitute a quorum. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time without notice other than announcement at the meeting, until a quorum shall be present or represented.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 2.6 Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein or required by law or the Certificate of Incorporation.

All voting, except where otherwise provided herein or required by law or the Certificate of Incorporation, may be by voice vote; provided, however, that any election for directors must be by ballot unless otherwise provided in the Certificate of Incorporation. On any matter other than the election of directors, any stockholder may vote part of those shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares that the stockholder is entitled to vote.

Before any meeting of stockholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting and any adjournment or postponement thereof. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any stockholder or any stockholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder or any stockholder’s proxy shall, appoint a person to fill that vacancy.

These inspectors shall:

(a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

(b) Receive votes, ballots or consents;

(c) Hear and determine all challenges and. questions in any way arising in connection with the right to vote;

(d) Count and tabulate all votes or consents;

(e) Determine when the polls shall close;

(f) Determine the result; and

(g) Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

At all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by law, the Certificate of Incorporation, these Bylaws, the rules and regulations of any stock exchange applicable to the Corporation or pursuant to any other regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of all classes of stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Where a separate vote by a class or series is required, the affirmative vote of the holders of a majority in voting power of the shares of each such class or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class or series, except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws.

Section 2.7 Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in such stockholder’s name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 2.8 Stockholder Action by Written Consent Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 2.9 Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any committee thereof or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.9 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.9.

(2) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 2.9, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of

1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (I) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (II) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section 2.9 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.9 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (a)(2) of this Section 2.9 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.9 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.9 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.9. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 2.9 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General. (1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 2.9 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.9. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.9 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(2)(C)(vi) of this Section 2.9) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 2.9, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 2.9, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.9; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.9 (including paragraphs (a)(1)C) and (b) hereof), and compliance with paragraphs (a)(1)(C) and (b) of this Section 2.9 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (a)(2), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 2.9 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.2 Number and Term of Office. The Board of Directors shall consist of seven (7) members. Such set number of directors may be changed from time to time by resolution of the Board of Directors, except as otherwise provided by law or the Certificate of Incorporation. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders. The term of office is one (1) year from the date of the annual stockholders’ meeting, or until the successors are duly elected and qualified.

Section 3.3 Chairman of the Board. The Board of Directors at its first meeting held after each annual meeting of stockholders, or thereafter, may designate one of its members as Chairman of the Board to serve for the ensuing year or until his or her successor is designated. The Chairman of the Board, if any, shall preside at all meetings of the stockholders and the Board of Directors and shall have such other duties and powers as may be prescribed by the Board of Directors from time to time.

Section 3.4 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders entitled to vote at any annual or special meeting of stockholders held in accordance with Article II, and the directors so chosen shall hold office until the next election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

Section 3.5 Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Unless the directors otherwise determine, the first meeting of each newly-elected Board of Directors shall be held immediately following the annual meeting of stockholders and no notice of such meeting shall be necessary to be given the newly-elected directors in order legally to constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a majority of the directors then in office. Notice of special meetings of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile or other electronic transmission to each director or sent by first-class mail stating the place, date and hour of the meeting. Any such notice shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, or personally or by telephone, electronic mail, facsimile or other electronic transmission on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Meetings may be held at any time without notice if all the directors are present or if all those not present waive such notice in accordance with Section 6.2 of these Bylaws. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, in accordance with Section 3.3 above, or in his or her absence by the chief executive officer, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, unless the chairman of the meeting or the Board of Directors designate another person to act as secretary of the meeting. The chairman of any meeting shall determine the order of business and the procedures at the meeting.

Section 3.6 Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.7 Actions of Board Without a Meeting. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 3.8 Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of, Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.8 shall constitute presence in person at such meeting.

Section 3.9 Committees. The Board of Directors may, by resolution passed by a majority of the directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any committee, to the extent allowed by law and provided in the Bylaw or resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of this Article III, with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to any alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

Section 3.10 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.11 Removal. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by vote at a duly held meeting of stockholders at which such action is properly before the meeting in accordance with these Bylaws and applicable law by the holders of a majority of shares entitled to vote at an election of directors.

Section 3.12 Majority Voting in Uncontested Elections. In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from or “against” his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation following certification of the stockholder vote. The Corporate Governance and Nominating Committee of the Board shall consider the resignation offer and recommend to the Board whether to accept the resignation. The Board will act on the Corporate Governance and Nominating Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly disclose its decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) on a Current Report on Form 8-K. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Corporate Governance and Nominating Committee’s recommendation or the Board’s action regarding whether to accept the resignation offer. However, if each member of the Corporate Governance and Nominating Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. However, if the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers. For purposes hereof, an “uncontested election” shall mean an election in which the number of nominees for election to the Board does not exceed the number of directors to be elected, determined as of a date that is 14 days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission.

ARTICLE IV

OFFICERS

Section 4.1 Officers. The officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 4.3. Any number of offices may be held by the same person.

Section 4.2 Election of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.3, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of such officer under any contract of employment.

Section 4.3 Subordinate Officers. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

Section 4.4 Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the Board, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 4.5 Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

Section 4.6 President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall possess the power to execute all bonds, mortgages, certificates, contracts and other instruments except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall have and exercise such further powers and duties as may be specifically delegated to or vested in the President from time to time by these Bylaws or the Board of Directors. In the absence of the Chairman of the Board or in the event of his inability or refusal to act, or if the Board has not designated a Chairman, the President shall perform the duties of the Chairman of the Board, and when so acting, shall have all of the powers and be subject to all of the restrictions upon the Chairman of the Board.

Section 4.7 Vice President. In the absence of the President or in the event of his inability to act, the Vice Presidents, if any, in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election, shall perform all the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

Section 4.8 Secretary. The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, if any, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President. If the Secretary shall be unable to or shall refuse to cause to be given notice to all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation, if any, and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 4.9 Assistant Secretaries. Except a may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, or the Secretary, and shall have the authority to perform all functions of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 4.10 Chief Financial Officer. The Chief Financial Officer shall be the Treasurer of the Corporation and shall have the custody of the corporate funds and securities and keep complete and accurate accounts of all receipts and disbursements of the Corporation, and shall deposit all monies and other valuable effects of the Corporation in its name and to its credit in such banks and other depositories as may be designated from time to time by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation, taking proper vouchers and receipts for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation. The Chief Financial Officer shall, when and if required by the Board of Directors, give and file with the Corporation a bond, in such form and amount and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of his or her duties as Chief Financial Officer. The Chief Financial Officer shall have such other powers and perform such other duties as the Board of Directors or the President shall from time to time prescribe.

Section 4.11 Assistant Treasurers. Except as may be otherwise provided in these Bylaws, Assistant Treasurers, if there be any, shall perform such duties and. have such powers as from time to time may be assigned to them by the Board of Directors, the President, or the Treasurer, and shall have the authority to perform all functions of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

Section 4.12 Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 4.13 Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities of any other corporation owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President, any Vice President or the Secretary and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any other corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

ARTICLE V

STOCK

Section 5.1 Certificates for Shares. Shares may but need not be represented by certificates. The rights and obligations of stockholders shall be identical whether or not their shares are represented by certificates. If shares are represented by certificates, each such certificate shall be signed, in the name of the Corporation, by (i) the President or a Vice President and (ii) the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

Section 5.2 Signatures. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 5.3 Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such. lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in. such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5.4 Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation (i) only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefore, which shall be cancelled before a new certificate shall be issued, if such shares are represented by a certificate of stock or (ii) by delivery to the Corporation of such evidence of transfer as may be required by the Corporation if such shares are not represented by certificates.

Section 5.5 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If the Board of Directors does not so fix a record date, the fixing of such record date shall be governed by the provisions of Section 213 of the General Corporation Law of Delaware.

Section 5.6 Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

NOTICES

Section 6.1 Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by electronic transmission. Notices by electronic transmission are deemed given (a) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive such notice; (c) if by posting on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later to occur of (i) such posting and (ii) the giving of such separate notice of such posting; and (d) if by any other form of electronic transmission, when directed to the stockholder as required by law and, to the extent required by applicable law, in the manner consented to by the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the Corporation under any provision of applicable law, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given and if such notice is otherwise given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the General Corporation Law of Delaware.

Section 6.2 Waiver of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 7.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 7.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 7.2 Right to Advancement of Expenses. The right to indemnification conferred in Section 7.1 shall include the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 7.2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 7.1 and 7.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Section 7.3 Right of Indemnitee to Bring Suit. If a claim under Sections 7.1 or 7.2 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

Section 7.4 Non-Exclusivity of Rights.. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 7.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 7.6 Indemnification of Employees and Agents of the Corporation.. The Corporation may, to the extent authorized from time to time the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and applicable law, may be declared by the Board of Directors at any regular or special meeting or by any committee of the Board of Directors having such authority at any meeting thereof, and may be paid in cash, in property, in shares of capital stock of the Corporation or in any combination thereof. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve or reserves.

Section 8.2 Disbursements. All notes, checks, drafts and orders for the payment of money issued by the Corporation shall be signed in the name of the Corporation by such officers or such other persons as the Board of Directors may from time to time designate.

Section 8.3 Corporation Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX

AMENDMENTS

Section 9.1 Amendment by Stockholders. Bylaws may be adopted, amended or repealed by approval of a majority of the outstanding shares entitled to vote.

Section 9.2 Amendment by Directors. Subject to the rights of the stockholders as provided in Section 9.1, Bylaws may be adopted, amended or repealed by the Board of Directors.

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